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                                                                       Exhibit 8

                                PIPER & MARBURY
                                    L.L.P.
                          1251 AVENUE OF THE AMERICAS
                         New York, New York 10020-1104
                                 212-835-6000
                              FAX: 212-835-6001                      BALTIMORE
                                                                    WASHINGTON
                                                                   PHILADELPHIA
                                                                      EASTON

                                January 14, 1999

News Communications, Inc.
174-15 Horace Harding Expressway
Fresh Meadows, NY  11365

               Re:  News Communications, Inc.
                    Rights to Purchase Common Stock
                    Registration Statement on Form SB-2
                    -----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for News Communications, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 3,833,333 shares of Common Stock of the Company and the issuance of rights to purchase such Common Stock (the "Rights"), as described therein.

     In connection with the foregoing, we have made such legal and factual examinations as we have deemed necessary or advisable for the purpose of rendering the opinion expressed herein, including an examination of:

          (i)    The Registration Statement;

          (ii)   Form of Rights Certificate evidencing the Rights;
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          (iii)  Certificate of Designation of 8 Percent Convertible Preferred
                 Stock of the Company;

          (iv) Certificate of Amendment of Certificate of Designation of 8 Percent Convertible Preferred Stock of the Company;

          (v) Certificate of Designation of 10 Percent Convertible Preferred Stock of the Company;

          (vi) Certificate of Designation of 12 Percent Convertible Preferred Stock of the Company;

          (vii) Certificate of Designation of $10.00 Convertible Preferred Stock of the Company;

          (viii) Certificate of Designation of $10.00 Convertible Preferred Stock Series 2 of the Company; and

          (ix) Such other documents, papers, statutes and authorities as we have deemed necessary to form the basis for the opinion expressed herein.

     In rendering our opinion, we have relied upon the accuracy and completeness of the information and representations of a factual nature set forth in the Registration Statement, and have assumed that the transactions described therein will in fact be consummated as described. With respect to certain factual matters, we have relied on an Officer's Certificate of Robert Berkowitz, Chief Financial Officer and Controller of the Company, delivered to us as of the date hereof. We have assumed (i) the genuineness of all signatures on original documents or instruments; (ii) the authenticity of all documents and instruments submitted to us as originals; (iii) the conformity to originals of all documents or instruments submitted to us as copies; and (iv) the due authorization, execution and delivery of all documents and the enforceability of such documents in accordance with their terms.

     On the basis of the foregoing, we hereby confirm that the statements set forth in the Prospectus forming a part of the Registration Statement (the "Prospectus"), under the heading "Certain Federal Income Tax Consequences," which statements have been prepared by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

     We express no opinion with respect to any matters or transactions other than as expressly set forth herein. Our opinion is not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service would not take a contrary position.

     The opinion expressed herein is based upon present interpretations of the Internal Revenue Code of 1986, as amended through the date hereof (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial decisions, administrative
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interpretations, and such other authorities as we have considered relevant. The
Code, Regulations, and other authorities and interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinions are based could affect our conclusions.

     Our opinion applies only to the Federal laws of the United States and we express no opinion with respect to the laws of any other jurisdictions.

     We are furnishing this opinion to you solely in connection with the effectiveness of the Registration Statement, and it is not to be used, relied upon, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to Piper & Marbury L.L.P. under the caption "Certain Federal Income Tax Consequences" in the Prospectus.

                                        Very truly yours,

                                        /s/ Piper & Marbury L.L.P.

                                        Piper & Marbury L.L.P.